Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 5, 1998 relating to the Roberts Pharmaceutical Corporation financial statements and financial statement schedule for the year ended December 31, 1997, which appears in Shire Pharmaceuticals Group Plc's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Florham Park, New Jersey
June 19, 2000